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                                                                    Exhibit 4.3
                            FORM OF SERIES B WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                     EXERCISABLE AT OR PRIOR TO 5:00 P.M.,
                    NEW YORK CITY TIME, ON JANUARY 15, 2001


                          SERIES B WARRANT CERTIFICATE


        HomePlace of America, Inc., a Delaware corporation (hereinafter called the "Company"), for value received, hereby certifies that [Name Of Waccamaw Shareholder] or registered assigns is the registered holder of __________ Series B Warrants, and is entitled, upon surrender of this Series B Warrant Certificate at the office of First Union National Bank (the "Warrant Agent"), in the City of Charlotte, State of North Carolina (the "Warrant Agent Office") at any time at or prior to 5:00 p.m., New York City time, on January 15, 2001, to purchase one share of Common Stock of the Company (the "Shares") at the price of $12.00 per share for each Series B Warrant held.

        The per share purchase price shown above and the number of shares issuable upon exercise of the Series B Warrants represented by this Series B Warrant Certificate are subject to adjustment for the occurrence of certain events, including stock dividends and splits, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain rights or warrants to holders of Common Stock or the distribution to such holders of assets or indebtedness, as set forth in the Warrant Agreement hereinafter referred to. A complete statement with respect to such adjustments and to other terms and conditions pertaining to the Series B Warrants is contained in the Warrant Agreement, effective as of June 15, 1999,


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between the Company and the Warrant Agent (the "Warrant Agreement"), which terms and conditions are hereby incorporated by reference herein and made a part hereof. Every holder of this Series B Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. All terms used in this Series B Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement, a copy of which may be examined by the registered holder hereof at the Warrant Agent Office.

         Upon the exercise of the Series B Warrants represented by this New Waccamaw Warrant Certificate, the form of election to purchase on the reverse hereof must be duly executed, and the accompanying instructions for the registration and delivery of the stock must be filled in.

         The Series B Warrants represented by this Series B Warrant Certificate are transferable (subject to the conditions set forth in the preceding paragraphs or the Warrant Agreement) at the Warrant Agent Office by the registered holder hereof in person or by attorney duly authorized in writing, upon surrender of this Series B Warrant Certificate. Upon any such transfer, a new Series B Warrant Certificate, representing the right to purchase a like number of shares of the Company's Common Stock, will be issued to the transferee in exchange for this Series B Warrant Certificate.

         This Series B Warrant Certificate and similar Series B Warrant certificates when surrendered at the Warrant Agent Office by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged for another Series B Warrant Certificate or Series B Warrant Certificates, representing in the aggregate the right to purchase a like number of shares of the Company's Common Stock.

        No fractional shares of Common Stock will be issued upon the exercise of any Series B Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.


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        No holder of this Series B Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Series B Warrant or Warrants evidenced by this Series B Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

        No Series B Warrant evidenced hereby may be exercised after 5:00 p.m., New York City time on January 15, 2001, and to the extent not exercised by the time of its expiration, any such Series B Warrant shall become void.

        This Series B Warrant and any certificate representing the Shares shall be imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

        This Series B Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably


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satisfactory to the Company or the Warrant Agent, if reasonably requested by the Company or the Warrant Agent).

         The Company is authorized by the Warrant Agreement to suspend the exercise of all Warrants for any period during which any shares of Common Stock reserved for exercise of Warrants require, under any Federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority or listing on any national securities exchange and such registration, approval or listing is not in effect.

                     (Signatures appear on following page.)




                                    HOMEPLACE OF AMERICA, INC.


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                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


   Attest:


   ------------------------


This Series B Warrant Certificate is not valid until countersigned by the Warrant Agent.

   Countersigned:

                                       FIRST UNION NATIONAL BANK,
                                            as Warrant Agent,


                                By:
                                   ----------------------------------
                                           Authorized Officer






                                FORM OF EXERCISE
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                (FORM OF EXERCISE TO BE EXECUTED BY THE WARRANT
                        HOLDER AT THE TIME OF EXERCISE)

          To:     First Union National Bank
                  1525 West W.T. Harris Blvd. 3C3
                  Charlotte, North Carolina 28262
                  Attention: Mr. Mike Klotz

                  or its successor as Warrant Agent:

                  The undersigned, holder of the within Series B Warrant certificate, hereby (1) irrevocably exercises his right to purchase __________ shares of Common Stock, $0.001 par value, of HomePlace of America, Inc. (the "Company") which the undersigned is entitled to purchase under the terms of the within Series B Warrant Certificate, or such other securities as the undersigned shall be entitled to purchase under the terms of the Warrant Agreement referred to in such Series B Warrant Certificate by reason of the occurrence of certain events specified therein, and (2) elects to make payment in full for the number of shares of Common Stock so purchased by payment of $________ in cash or certified or official bank check.

            Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

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                               Print or type name

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                  Social Security or other Identifying Number

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                                 Street Address

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  City                             State                         Zip Code

  If such number of shares shall not be all the shares purchasable upon the exercise of the Series B Warrants evidenced by this Series B Warrant Certificate, a new Series B Warrant Certificate for the balance of such Series B Warrants remaining unexercised shall be registered in the name of and delivered to:

  Please insert social security or other identifying number

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  ---------------------------------------------------------------------------
                        (Please print name and address)

  Dated:
          ------------------                  ---------------------------
                                                      Signature
                                     (Signature must conform in all respects to name of holder as specified on the face of the Series B Warrant Certificate)

  (Signature Guaranteed):                                Date:
                         ---------------------                -----------------

  (If the Common Stock, cash in lieu of fractional shares or Series B Warrants for any unexercised balance are to be issued or paid to a person other than the person in whose name the within Series B Warrant is registered, or if otherwise requested by the Company or the Warrant Agent, a signature guarantee is required.)


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                                   ASSIGNMENT
                 (FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT
                      HOLDER DESIRES TO TRANSFER WARRANT)


         FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________
                        (Please print name and address)

  this Series B Warrant certificate together with all right, title or interest therein, and does hereby irrevocably appoint _____________ attorney to transfer the within Series B Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.


  Dated:
          ------------------               ---------------------------
                                                Signature

                                    (Signature must conform in all respects to
                                     name of holder as specified on the face of the Series B Warrant Certificate)

  (Signature Guaranteed):                                Date:
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